UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 4, 2009

McGRATH RENTCORP

(Exact name of registrant as specified in its Charter)

California

(State or other jurisdiction of incorporation)

0-13292	94-2579843
(Commission File Number)	(I.R.S. Employee Identification No.)

5700 Las Positas Road, Livermore, CA 94551-7800

(Address of principal executive offices)

(925) 606-9200

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 4, 2009, at the 2009 annual meeting of shareholders of McGrath RentCorp (the “Company”) the Company shareholders approved and adopted an amendment and restatement of the Company’s 2007 Stock Incentive Plan to increase the number of shares of common stock reserved for issuance thereunder from 1,875,000 to 2,690,000 and to decrease the maximum term of future awards granted under the 2007 Stock Incentive Plan from ten years to seven years. The amendment and restatement of the Company’s 2007 Stock Incentive Plan had been previously adopted by the Company’s board of directors subject to shareholder approval.

The foregoing description of the amendment and restatement of the Company’s 2007 Stock Incentive Plan is qualified in its entirety by reference to the complete text of the Company’s Amended and Restated 2007 Stock Incentive Plan which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 8.01	Other Events.

On June 4, 2009, at the 2009 annual meeting of shareholders, the Company shareholders elected William J. Dawson, Robert C. Hood, Dennis C. Kakures, Robert P. McGrath, Dennis P. Stradford, and Ronald H. Zech to serve as the directors of the Company until the annual meeting of shareholders of the Company to be held in 2010.

In connection with the 2009 annual meeting, the board of directors elected Ronald H. Zech as its new non-executive Chairman of the Board. Robert P. McGrath, the previous non-executive Chairman of the Board, was given the honorary title of Chairman Emeritus by the board of directors. Mr. McGrath will continue to serve as a director of the Company. A press release announcing Mr. Zech’s election as non-executive Chairman of the Board was issued by the Company on June 8, 2009, a copy of which is attached hereto as Exhibit 99.1

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	McGrath RentCorp 2007 Stock Incentive Plan (as amended and restated effective June 4, 2009)

99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McGRATH RENTCORP
Dated: June 8, 2009
	By:	/s/ Randle F. Rose
Randle F. Rose
Senior Vice President, Chief Administrative Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	McGrath RentCorp 2007 Stock Incentive Plan (as amended and restated effective June 4, 2009)

99.1	Press Release